Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 www.mintz.com

June 11, 2021

Acurx Pharmaceuticals, LLC

259 Liberty Avenue

Staten Island, NY 10305

Ladies and Gentlemen:

We have acted as legal counsel to Acurx Pharmaceuticals, LLC, a Delaware limited liability company (“Acurx LLC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”). Prior to the sale of the Shares (as hereinafter defined), Acurx LLC will be converted into a Delaware corporation (the “Conversion”) and will be named Acurx Pharmaceuticals, Inc. (the “Company”), and all holders of membership interests of Acurx LLC will become holders of shares of common stock of the Company. The Registration Statement relates to the offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,875,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes 375,000 shares of Common Stock subject to the underwriters’ option to purchase additional shares.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Alexander Capital, L.P., as representative of the several underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined Acurx LLC’s Certificate of Formation, as currently in effect, the forms of the Company’s Certificate of Incorporation and Bylaws, as such will be in effect following the Conversion, and the form of the Underwriting Agreement; such other documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion; and the Registration Statement and the exhibits thereto.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.